  EXHIBIT 99.3

BUSINESS WARRIOR CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

as of May 31, 2022

	Business Warrior		Pro Forma		Pro Forma
	Entities	FluidFi, Inc.	Adjustments		Combined

Assets
Current Assets:
Cash and cash equivalents	$3,078,804	$554,715	$(2,000,000	)(3)	$1,633,519
Accounts receivable, net	244,586	440,146	(20,000	)(1)	664,732
Prepaid expenses and other current assets	495,046	65,732	-		560,778
Total current assets	3,818,436	1,060,593	(2,020,000)		2,859,029

Intangible assets, net	-	35,678	-		35,678
Property and equipment, net	334,634	56,686	-		391,320
Finance right of use asset, net	80,377	-	-		80,377
Due from related entities	-	12,000	-		12,000
Other Assets	12,000	45,551	-		57,551
Goodwill	2,194,110	-	4,589,770	(2)	6,783,880
Total assets	$6,439,557	$1,210,508	$2,569,770		$10,219,835

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$407,863	$171,131	(20,000	)(1)	558,994
Accrued expenses	165,375	-	-		165,375
Deferred revenue	1,174,242	5,280	-		1,179,522
Due to related parties	149,316	1,199,724	(1,199,724	)(3)	149,316
Current portion of finance lease liability	17,737	-	-		17,737
Intercompany payable	-	-	-		-
Current portion of notes payable	-	-	-		-
Total current liabilities	1,914,533	1,376,135	(1,219,724)		2,070,944

Finance lease liability, long term	62,640	-	-		62,640
SBA loan	149,900	-	-		149,900
Total long term liabilities	212,540	-	-		212,540
Total liabilities	2,127,073	1,376,135	(1,219,724)		2,283,484

Commitments and contingencies (Note 10)

Stockholders' Equity:
Preferred stock	26	-	50	(b)	76
Common stock	44,431	41	(41	)(a)	44,431
Additional paid in capital	9,614,705	485,721	-		10,100,426
Accumulated (Deficit)Equity	(5,346,678)	(651,389)	3,789,485		(2,208,582)
Total stockholders' equity	4,312,484	(165,627)	3,789,494		7,936,351
Total liabilities and stockholders' equity	$6,439,557	$1,210,508	$2,569,770		$10,219,835

See notes to unaudited pro forma consolidated financial statements

(1)	Outstanding balance due from Business Warrior
(2)	Calculation of goodwill - see footnote for additional information regarding the purchase price allocation., net of pro forma adjustments
(3)	Reduction in cash a result of the the purchase price allocation and a reduction in partner debt
(a)	Elimination of acquired common stock
(b)	50,000 preferred shares of FluidFi, Inc. were obtained by Business Warrior as part of the acquisition (par value $.001)

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BUSINESS WARRIOR CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

For the nine months ended May 31, 2022

	Business Warrior Entites	Helix House, LLC	(15)	FluidFi, Inc.	Pro Forma Adjustments		Pro Forma Combined

Sales	$2,415,644	$651,979		$3,447,172	$(345,893	)(4)	$6,168,902
Cost of sales	274,573	361,446		1,311,061	(327,000	)(6)	1,620,080
Gross profit	2,141,071	290,533		2,136,111	(672,893)		4,548,822

Operating expenses:
Advertising and promotion	701,204	4,035		4,953	-		710,192
Salaries and wages	2,128,587	22,620		484,200	(496,000	)(5)	2,139,407
General and administrative expenses	1,399,302	74,741		917,901	(512,216	)(7)	1,879,728
Income (Loss) from operations	(2,088,022)	189,137		729,057	335,323		(180,505)

Other (expense) income:
Interest income (expense)	(1,860)	(4,265)		(11,345)	-		(13,205)
Gain on extinguishment of debt	77,500	75,700		158,200	-		311,400
Other income (expense)	31,057	-		-	-		31,057
Total other income	106,697	71,435		146,855	-		329,252
Net (loss) profit before income taxes	(1,981,325)	260,572		875,912	335,323		148,747

Provision for taxes	-	-		-	-		-
Net income (loss)	$(1,981,325)	$260,572		$875,912	$335,323		$148,747

Net income (loss) per share:
Basic and diluted	$(0.005)						$0.000

Weighted average shares used in per share calculation
Basic and diluted	419,829,608						419,829,608

See notes to unaudited pro forma consolidated financial statements

(4)	Reduction in revenue associated with acquired entities.
(5)	Adjustment related to gaining operational efficiences from salaries associated with Management and overhead.
(6)	Reduction of the software development teams work who provide client support.
(7)	Elimination of bad debt expense along with expenses associated with duplicative roles, and software license fees
(8)	Provision for taxes would be reduced to zero with pro-forma entities in an income position.
(15)	Column represents Helix House activity from September 1, 2021 through March 17, 2022. The date of the Helix House acquisition was effective March 18, 2022.

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BUSINESS WARRIOR CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

For the year ended August 31, 2021

	Business Warrior	Helix House, LLC (9)	FluidFi, Inc.	Pro Forma Adjustments		Pro Forma Combined

Sales	$5,523,458	$889,260	$1,803,978	$(42,720	)(10)	$8,173,976
Cost of sales	84,519	490,545	598,880	(120,000	)(13)	1,053,944
Gross profit	5,438,939	398,715	1,205,098	77,280		7,120,032

Operating expenses:
Advertising and promotion	1,733,865	51,555	5,069	-		1,790,489
Salaries and wages	1,942,573	55,067	687,711	(480,000	)(11)	2,205,351
General and administrative expenses	984,056	213,518	570,657	(230,000	)(12)	1,538,231
Income (Loss) from operations	778,445	78,575	(58,339)	787,280		1,585,961

Other (expense) income:
Interest income (expense)	(150,872)	(9,782)	(16,213)	-		(176,867)
Derivative Loss	(2,238,941)	-	-	-		(2,238,941)
Gain on extinguishment of debt	191,675	-	-	-		191,675
Settlement Costs	(620,375)	-	-	-		(620,375)
Other income (expense)	7,535	-	-	-		7,535
Total other income	(2,810,978)	(9,782)	(16,213)	-		(2,836,973)
Net (loss) profit before income taxes	(2,032,533)	68,793	(74,552)	787,280		(1,251,012)
						-
Provision for taxes	-	-	-	-		-
Net loss	$(2,032,533)	$68,793	$(74,552)	$787,280		$(1,251,012)

Net loss per share:
Basic and diluted	$(0.006)					$(0.004)

Weighted average shares used in per share calculation
Basic and diluted	353,158,502					353,158,502

See notes to unaudited pro forma consolidated financial statements

(9)	Acquired as of March 18, 2022. This column represents activity from September 1, 2020 through August 31, 2021.
(10)	Reduction in revenue associated with acquired entities.
(11)	Adjustment related to gaining operational efficiences from salaries associated with Management and overhead.
(12)	Decrease associated with the advertising agency component brought in house to reduce advertising costs, coupled with eliminating duplicate technology, hosting, and service fees.
(13)	Reduction of the software development teams work who provide client support.

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Consideration:
Cash	$800,000
Cash paid towards existing partner debt	1,200,000
Preferred Stock	5,000,000
Total consideration	$7,000,000

Cash	$554,714
Accounts receivable	440,146
Other Assets	215,646
Goodwill	4,589,770
Total assets acquired	5,800,276
Acquired partner debt	1,199,724
Total liabilities	1,199,724
Total purchase consideration	$7,000,000

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